EXHIBIT 23.5

WILLIAMS & WEBSTER, P.S. Certified Public Accountants 601 West Riverside Suite 1940 Spokane, Washington 99201-0611 (509) 838-8111 FAX (509) 624-5001

Board of Directors
Aberdene Mines Limited
Vancouver, B.C. Canada

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated May 3, 2001, on the financial statements of Aberdene Mines Limited as of March 31, 2001 and the period then ended, and the inclusion of our name under the heading "Experts" in the Form SB-2/A-2 Registration Statement filed with the Securities and Exchange Commission.

/s/ Williams & Webster P.S.
Williams & Webster, P.S.
Spokane, Washington

June 11, 2001